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Registration No. 333-

Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ALARIS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3492624 (I.R.S. Employer Identification Number)

10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Non-Employee Director Stock Option Plan
(formerly, ALARIS Medical, Inc. Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors)
(Full title of the plan)

Stuart E. Rickerson, Esq.
ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Marjorie Sybul Adams, Esq.
Piper Rudnick LLP
1251 Avenue of the Americas
New York, New York 10021
(212) 835-6000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	1,000,000	$6.605	$6,605,000	$607.66

(1)    Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities of ALARIS Medical, Inc. ("Registrant") as may become issuable under the Non-Employee Director Stock Option Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)    Pursuant to Rule 457 of the Securities Act, these amounts are used solely for the purpose of calculating the registration fee. Such amounts are based upon the average of the high and low per share prices of the Registrant's Common Stock on June 17, 2002, as reported on the American Stock Exchange.

        This Registration Statement registers additional shares of Registrant's Common Stock issuable under the Plan. Registrant previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission with respect to 500,000 shares of its Common Stock issuable under the Plan. In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-73812) filed by Registrant with the Securities and Exchange Commission on November 20, 2001, with respect to securities offered pursuant to the Plan, are hereby incorporated by reference.

        In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of Registrant, as amended (filed herewith)
4.2	By-Laws of Registrant, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed on August 8, 2001 for the quarter ended June 30, 2001)
5.1	Opinion of Piper Rudnick LLP (filed herewith)
23.1	Consent of Piper Rudnick LLP (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (contained on the signature page)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of June, 2002.

ALARIS MEDICAL, INC.
By:	/s/ David L. Schlotterbeck David L. Schlotterbeck President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David L. Schlotterbeck and William C. Bopp and Stuart E. Rickerson and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David L. Schlotterbeck David L. Schlotterbeck	President, Chief Executive Officer and Director	June 20, 2002
/s/ Hank Brown Hank Brown	Director	June 20, 2002
/s/ Henry Green Henry Green	Director	June 20, 2002
/s/ Barry D. Shalov Barry D. Shalov	Director	June 20, 2002
/s/ William T. Tumber William T. Tumber	Director	June 20, 2002
/s/ Norman Dean Norman Dean	Director and Chairman of the Board	June 20, 2002
/s/ William C. Bopp William C. Bopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 20, 2002
/s/ Robert F. Mathews Robert F. Mathews	Vice President—Finance and Treasurer (Principal Accounting Officer)	June 20, 2002

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-8

OF

ALARIS MEDICAL, INC.

EXHIBIT INDEX

Exhibit
4.1	Restated Certificate of Incorporation of Registrant, as amended (filed herewith)
4.2	By-Laws of Registrant, as amended (incorporated by reference to Registrant's Quarterly Report on Form 10-Q filed on August 8, 2001 for the quarter ended June 30, 2001)
5.1	Opinion of Piper Rudnick LLP (filed herewith)
23.1	Consent of Piper Rudnick LLP (included in opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (contained on the signature page)

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX